UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2008
HARRIS STRATEX NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Address of principal executive offices:	637 Davis Drive, Morrisville, NC 27560
Registrant’s telephone number, including area code:	(919) 767- 3250
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The Board of Directors of Harris Stratex Networks, Inc. (the “Company”), has appointed Heinz Stumpe, 53, as Chief Operating Officer of the Company, effective June 30, 2008.
     Mr. Stumpe, a wireless transmission technology business veteran with more than 20 years of experience, previously served as the Company’s Vice President of Global Operations from January 2007 to June 2008. Prior to that, Mr. Stumpe had the following positions at Stratex Networks, Inc., or Sratex, now named Harris Stratex Networks Operating Corporation, which is a wholly-owned subsidiary of the Company: Director of Marketing (1996-1999), Vice President of Global Accounts (1999-2002), Vice President of Strategic Accounts (2002-2003), Vice President of Product Marketing (2003-2006) and Vice President of Global Opertions (2006-2007).

     The terms of Mr. Stumpe’s employment agreement, dated as of April 1, 2006 (filed as Exhibit 10.15.2 to the Quarterly Report on Form 10-Q for the Fiscal Quarter Ended March 30, 2007), with Stratex and assumed by the Company in connection with the January 26, 2007 merger involving the Company and Stratex, are substantially the same as the previously reported standard form of executive employment agreement for the Company, including the severance and change of control provisions therein. Mr. Stumpe’s current annual base salary is $309,000 and he is eligible to receive a targeted $150,000 incentive payment under the Company’s executive incentive bonus plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS STRATEX NETWORKS, INC.
By:	/s/ Juan Otero
	Name:	Juan Otero
	Title:	General Counsel and Secretary

Date: July 7, 2008